Udemy Reports Third Quarter 2025 Results
Consolidated subscription revenue increased 8% year-over-year
Ended quarter with 294,000 paid consumer subscribers, surpassing full year target early

SAN FRANCISCO –– Oct. 29, 2025 –– Udemy (Nasdaq: UDMY), a leading AI-powered skills acceleration platform, today reported results for the three-month period ended September 30, 2025. Udemy has provided a supplemental deck with earnings highlights, which is available for download on the “Quarterly Results” section of the Investor Relations website.
Financial Results and Key Operating Data Summary
(in millions, except enterprise customers, subscribers, percentages, and basis points)

	Three Months Ended September 30,		Change
	2025	2024	YoY
Revenue	$195.7	$195.4	—%
Subscription Revenue	143.9	133.7	8%
Gross Profit	$128.9	$123.1	5%
Gross Margin	66%	63%	300	bps
Net Income (Loss)	$1.6	$(25.3)	106%
Adjusted EBITDA	$24.3	$11.6	110%
Adjusted EBITDA Margin	12%	6%	600	bps

Enterprise Segment
Total Customers	17,111	16,848	2%
UB Annual Recurring Revenue	$527.2	$504.6	4%
Segment Revenue	$132.8	$126.1	5%
Subscription Revenue	$132.3	$125.5	5%
Segment Adjusted Gross Margin	75%	74%	100	bps

Consumer Segment
Paid Subscribers	294,000	156,000	88%
Monthly Average Buyers	1.20	1.31	(9)%
Segment Revenue	$62.9	$69.3	(9)%
Subscription Revenue	$11.7	$8.2	43%
Segment Adjusted Gross Margin	57%	54%	300	bps
“Our Q3 results demonstrate strong momentum as Udemy evolves towards becoming the world's leading AI-powered skills acceleration platform,” said Hugo Sarrazin, President and CEO of Udemy. “Given our excellent progress in the strategic shift toward higher-value recurring revenue streams, we are accelerating our consumer subscription-first approach. This strategic pivot impacts near-term Consumer segment growth but significantly shortens our path to a more durable, predictable business model with compelling unit economics.”
“As hundreds of millions of workers globally will need to develop new skills due to AI and automation over the next few years, organizations and individuals that move quickly to upskill and reskill will gain significant competitive advantages. We are combining the power of AI with human expertise to strengthen Udemy’s platform solution and expand our market opportunity. Udemy is building a comprehensive learning platform that takes people from curiosity to career advancement with structure, support, and validation that AI alone cannot provide. Ultimately, Udemy bridges the critical gap between where skills are today and where they need to be tomorrow,” concluded Sarrazin.

Additional Highlights
•Surpassed the 2025 consumer subscription target ahead of plan, ending the quarter with 294,000 paid consumer subscribers.
•Acquired new, or expanded existing, relationships with Udemy Business customers globally, including AMD (U.S.), BanRegio (Mexico), Bayer Corporation (U.S.), Capitec Bank Holdings (South Africa), Daifuku Oceania (New Zealand), Flutter Entertainment (Ireland), Galicia Seguros (Argentina), GB Group plc (UK), Hitachi Vantara (U.S.), Mazda Toyota Manufacturing (U.S.), McLane Company, Inc. (U.S.), OpenBet Limited (UK), Q2 Holdings, Inc. (U.S.), RIA Advisory (U.S.), and Tawuniya (Saudi Arabia).
•Udemy Business Net Dollar Retention Rate (NDRR) was 93%, and Udemy Business Large Customer Net Dollar Retention Rate was 97%.
•Net cash provided by operating activities was $15.7 million, while free cash flow for the quarter was positive $12.1 million. Year-to-date net cash provided by operating activities was $72.1 million, while free cash flow was positive $58.2 million.
•Repurchased approximately 4.1 million Udemy shares as part of Udemy’s $50 million stock repurchase program.

Financial Outlook1

	Three months ending December 31, 2025	Year ending December 31, 2025
Revenue[2]	$191 to $194 million	$787 to $790 million
Adjusted EBITDA[3]	$18 to $20 million	$92 to $94 million
Weighted Average Share Count, Basic[4]	148 million	148 million
Weighted Average Share Count, Diluted[4]	150 million	150 million
1. Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.
2. Revenue guidance assumes FX rates will remain unchanged from the end of the third quarter of 2025.
3. Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.
4. Udemy’s outlook for weighted average share count, basic and diluted, excludes any impact from potential future repurchase activities under our share repurchase program.
Webcast Information
Udemy will host a conference call and webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Wednesday, October 29 to discuss its third quarter 2025 financial results and outlook. A link to the live webcast and recorded replay of the conference call will be available on the “Quarterly Results” section of Udemy’s Investor Relations website at https://investors.udemy.com/. The live call may also be accessed via telephone at (833) 630-1963 domestically and (412) 317-5702 internationally. The archived replay of the webcast will be available for approximately one year.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide useful information to investors and others in understanding and evaluating our operating results because our management team and board of directors use these non-GAAP financial measures for the purposes of assessing operating results and business planning. These non-GAAP financial measures also provide useful measures for period-to-period comparisons of our business by removing the effect of certain non-cash expenses and certain variable charges.
Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net income (loss) determined in accordance with GAAP, adjusted to exclude i) interest income; ii) interest expense; iii) provision for income taxes; iv) depreciation and amortization; v) other income (expense), net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency; vi) stock-based compensation expense; and vii) restructuring charges. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss) and net income (loss) margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) as net income (loss), adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring charges.
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted-average shares used to compute net income (loss) per share, basic. We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted-average shares used to compute net income (loss) per share, diluted, which adjusts for the potentially dilutive effects of our employee equity incentive plans.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.
Free Cash Flow
We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software costs, as we consider these capital expenditures necessary to support our ongoing operations.
Key Business Metrics
Udemy Business customers
We count the total number of Udemy Business (“UB”) customers at the end of each period. To do so, we generally count unique customers using the concept of a domestic ultimate parent, defined as the highest business in the family tree that is in the same country as the contracted entity. In some cases, we deviate from this methodology, defining the contracted entity as a unique customer despite the existence of a domestic ultimate parent. This often occurs where the domestic ultimate parent is a financial owner, government entity, conglomerate, or acquisition target where we have contracted directly with the subsidiary. We define a UB customer as a customer who purchases Udemy via our direct sales force, reseller partnerships or through our self-service platform.
Udemy Business Annual Recurring Revenue
We disclose our UB ARR as a measure of our Enterprise revenue growth. ARR represents the annualized value of our UB customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
Udemy Business Net Dollar Retention Rate and Udemy Business Large Customer Net Dollar Retention Rate
We disclose UB Net Dollar Retention Rate, or UB NDRR, as a measure of revenue growth for all UB customers within our Enterprise segment, including UB Large Customers, which we define as companies with at least 1,000 employees. We calculate UB NDRR as the total ARR at the end of a trailing twelve-month period divided by the total ARR at the beginning of a trailing twelve-month period for the cohort of all UB customers active at the beginning of the trailing twelve-month period. We calculate UB Large Customer NDRR as the total UB Large Customer ARR at the end of a trailing twelve-month period divided by the total Large Customer ARR at the beginning of a trailing twelve-month period for the cohort of UB customers with at least 1,000 employees active at the beginning of the trailing twelve-month period. Total ARR and Large Customer ARR at the end of a trailing twelve-month period are calculated as ARR and Large Customer ARR, respectively, at the beginning of a trailing twelve-month period that are then adjusted for upsells, downsells, and churns for the same cohort of customers during that period. Large Customer ARR represents the annualized value of contracts for UB customers with active seats and having at least 1,000 employees on the last day of a given period.
Paid Consumer subscribers
We count the total number of paid Consumer subscribers at the end of each period. Paid Consumer subscribers are defined as users who had an active paid subscription to any Consumer subscription offering at the end of the last day of a given period. The count of paid subscribers does not include users who are currently on a free trial.
Monthly average buyers
A buyer is a consumer who purchases a course or subscription through our direct-to-consumer offering. We first determine the number of monthly buyers by taking the total buyers of single courses during a given month plus the total active, paid consumer subscribers at any point in that month, adjusting for duplicate buyers that may be present in both totals. We then calculate monthly average buyers by taking an average of the monthly buyer totals over a particular period, such as a fiscal year. Our monthly average buyer count is not intended as a measure of active engagement, as not all buyers are active at any given time or over any given period.
Segment revenue and segment adjusted gross profit
Segment revenue represents the revenue recognized from our two segments, Enterprise (or Udemy Business), and Consumer. Segment adjusted gross profit is defined as segment revenue less segment adjusted cost of revenue. Segment adjusted cost of revenue includes content costs, customer support services, hosting and platform costs, and payment processing fees that are allocable to each segment. Segment adjusted gross profit excludes amortization of capitalized software, depreciation, stock-based compensation, and amortization of intangible assets included in cost of revenue as our chief operating decision maker does not include the information in his measurement of the performance of the operating segments.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including fourth quarter and full year 2025 as well as future periods; trends in consumer and learner activity related to our platform; anticipated future expenses and investments; our business strategy and plans, including the impact of our strategic and operational efficiency initiatives and our ability to successfully execute on these initiatives; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our publicly available filings with the Securities and Exchange Commission. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
About Udemy
Udemy (Nasdaq: UDMY) is an AI-powered skills acceleration platform transforming how companies and individuals across the world build the capabilities needed to thrive in a rapidly evolving workplace. By combining on-demand, multi-language content with real-time innovation, Udemy delivers personalized experiences that empower organizations to scale workforce development and help individuals build the technical, business, and soft skills most relevant to their careers. Today, thousands of companies, including Ericsson, Samsung SDS America, On24, Tata Consultancy Services, The World Bank, and Volkswagen, rely on Udemy Business for its enterprise solutions to build agile, future-ready teams. Udemy is headquartered in San Francisco, with hubs across the United States, Australia, India, Ireland, Mexico and Türkiye.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$195,680	$195,417	$595,859	$586,623
Cost of revenue (1)(2)	66,812	72,362	205,499	221,888
Gross profit	128,868	123,055	390,360	364,735
Operating expenses (1)(2)
Sales and marketing	81,512	85,997	243,832	260,288
Research and development	25,581	32,976	76,900	96,607
General and administrative	21,937	22,266	68,776	74,299
Restructuring charges	—	11,275	1,578	11,275
Total operating expenses	129,030	152,514	391,086	442,469
Loss from operations	(162)	(29,459)	(726)	(77,734)
Other income (expense), net
Interest income	3,784	4,732	11,022	15,655
Interest expense	(350)	504	(485)	424
Other expense, net	(523)	(185)	(498)	(11,077)
Total other income, net	2,911	5,051	10,039	5,002
Net income (loss) before taxes	2,749	(24,408)	9,313	(72,732)
Income tax provision	1,107	863	3,177	2,692
Net income (loss)	$1,642	$(25,271)	$6,136	$(75,424)

Net income (loss) per share
Basic	$0.01	$(0.17)	$0.04	$(0.49)
Diluted	$0.01	$(0.17)	$0.04	$(0.49)
Weighted-average shares used in computing net income (loss) per share
Basic	149,917,275	149,179,826	149,076,960	152,867,160
Diluted	151,996,844	149,179,826	151,308,077	152,867,160

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$1,806	$1,807	$5,160	$5,277
Sales and marketing	6,038	7,573	17,053	22,578
Research and development	5,025	7,183	14,653	21,187
General and administrative	5,425	6,839	16,815	21,382
Restructuring charges	—	(160)	—	(160)
Total stock-based compensation expense	$18,294	$23,242	$53,681	$70,264

(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$—	$430	$—	$1,880
Sales and marketing	230	228	689	688
Research and development	187	—	375	—
Total amortization of intangible assets	$417	$658	$1,064	$2,568

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$235,929	$190,592
Restricted cash, current	203	100
Marketable securities	135,292	163,844
Accounts receivable, net	76,560	88,216
Prepaid expenses and other current assets	28,587	22,735
Deferred contract costs, current	47,567	40,841
Total current assets	524,138	506,328
Property and equipment, net	6,976	4,534
Capitalized software, net	29,122	31,548
Operating lease right-of-use assets	10,117	10,950
Restricted cash, non-current	912	1,115
Deferred contract costs, non-current	26,636	32,212
Intangible assets, net	2,865	2,428
Goodwill	12,646	12,646
Other assets	5,492	3,867
Total assets	$618,904	$605,628
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,534	$6,311
Accrued expenses and other current liabilities	26,190	31,156
Content costs payable	32,275	37,607
Accrued compensation and benefits	22,953	28,793
Operating lease liabilities, current	5,298	2,502
Deferred revenue, current	295,926	291,106
Total current liabilities	389,176	397,475
Operating lease liabilities, non-current	6,670	8,315
Deferred revenue, non-current	1,240	2,438
Other liabilities, non-current	5	6
Total liabilities	397,091	408,234
Stockholders' equity:
Common stock	1	1
Additional paid-in capital	1,020,518	1,002,390
Accumulated other comprehensive income (loss)	144	(11)
Accumulated deficit	(798,850)	(804,986)
Total stockholders’ equity	221,813	197,394
Total liabilities and stockholders' equity	$618,904	$605,628

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$1,642	$(25,271)	$6,136	$(75,424)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,139	6,340	19,285	19,515
Amortization of deferred contract costs	16,780	15,221	48,392	43,863
Stock-based compensation	18,294	23,242	53,681	70,264
Allowance for credit losses	444	283	2,835	1,026
Net (accretion) amortization of marketable securities	(543)	(2,201)	(2,677)	(6,651)
Non-cash operating lease expense	854	909	2,700	3,641
Unrealized loss on strategic investments	—	—	—	10,311
Other	423	817	1,046	1,319
Changes in operating assets and liabilities:
Accounts receivable	7,437	632	8,821	10,364
Prepaid expenses and other assets	(6,392)	(4,963)	(6,805)	(5,508)
Deferred contract costs	(14,550)	(13,892)	(49,542)	(46,626)
Accounts payable, accrued expenses and other liabilities	909	3,025	(9,287)	5,962
Content costs payable	(893)	649	(5,332)	(3,978)
Operating lease liabilities	880	(984)	(731)	(4,523)
Deferred revenue	(15,693)	(9,907)	3,622	19,906
Net cash provided by (used in) operating activities	15,731	(6,100)	72,144	43,461
Cash flows from investing activities:
Purchases of marketable securities	(25,298)	(93,405)	(137,803)	(239,783)
Proceeds from maturities of marketable securities	52,350	91,800	169,050	265,350
Purchases of property and equipment	(620)	(562)	(5,281)	(1,116)
Capitalized software costs	(3,025)	(3,536)	(8,676)	(10,247)
Payments related to asset acquisitions	—	—	(1,500)	—
Net cash provided by (used in) investing activities	23,407	(5,703)	15,790	14,204
Cash flows from financing activities:
Net proceeds from exercise of stock options	13	482	62	921
Proceeds from share purchases under employee stock purchase plan	—	—	2,560	4,533
Taxes paid related to net share settlement of equity awards	(4,921)	(5,548)	(14,838)	(25,363)
Repurchases of common stock and excise taxes paid	(28,337)	(51,014)	(29,212)	(141,591)
Payments of debt issuance costs	(219)	—	(1,438)	—
Net cash used in financing activities	(33,464)	(56,080)	(42,866)	(161,500)

Effect of foreign exchange rates on cash flows	(3)	82	169	61

Net increase (decrease) in cash, cash equivalents and restricted cash	5,671	(67,801)	45,237	(103,774)
Cash, cash equivalents and restricted cash—Beginning of period	231,373	273,579	191,807	309,552
Cash, cash equivalents and restricted cash—End of period	$237,044	$205,778	$237,044	$205,778

Udemy, Inc.
Supplemental Revenue and Segment Analysis
(in thousands, except percentages)
(unaudited)
Revenue by Segment and Product Offering
The following table presents revenue disaggregated by product offering for each segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Enterprise:
Subscription	$132,284	$125,522	$387,977	$362,658
Other	518	601	1,870	1,661
Enterprise revenue	$132,802	$126,123	$389,847	$364,319
Consumer:
Subscription	$11,661	$8,152	$31,242	$22,347
Transactional and other	51,217	61,142	174,770	199,957
Consumer revenue	$62,878	$69,294	$206,012	$222,304
Total revenue	$195,680	$195,417	$595,859	$586,623

Segment revenue, adjusted gross profit, and adjusted gross margin
The following table presents revenue, adjusted gross profit, and adjusted gross margin by segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Enterprise segment revenue	$132,802	$126,123	$389,847	$364,319
Enterprise segment adjusted gross profit	$100,052	$92,793	$293,564	$264,675
Enterprise segment adjusted gross margin	75%	74%	75%	73%
Consumer segment revenue	$62,878	$69,294	$206,012	$222,304
Consumer segment adjusted gross profit	$35,742	$37,610	$118,195	$122,323
Consumer segment adjusted gross margin	57%	54%	57%	55%

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share amounts)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Gross profit	$128,868	$123,055	$390,360	$364,735
Stock-based compensation expense	1,806	1,807	5,160	5,277
Intangible asset amortization	—	430	—	1,880
Non-GAAP gross profit	$130,674	$125,292	$395,520	$371,892
Gross margin (1)	66%	63%	66%	62%
Non-GAAP gross margin (2)	67%	64%	66%	63%
(1)        We calculate gross margin as gross profit divided by revenue for the same period.
(2)        We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.

Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$1,642	$(25,271)	$6,136	$(75,424)
Stock-based compensation expense	18,294	23,402	53,681	70,424
Intangible asset amortization	417	658	1,064	2,568
Restructuring charges	—	11,275	1,578	11,275
Non-GAAP net income	$20,353	$10,064	$62,459	$8,843

Net income (loss) per share, basic	$0.01	$(0.17)	$0.04	$(0.49)
Net income (loss) per share, diluted	$0.01	$(0.17)	$0.04	$(0.49)
Weighted-average shares used in computing net income (loss) per share, basic	149,917,275	149,179,826	149,076,960	152,867,160
Weighted-average shares used in computing net income (loss) per share, diluted (3)	151,996,844	149,179,826	151,308,077	152,867,160

Non-GAAP net income per share, basic	$0.14	$0.07	$0.42	$0.06
Non-GAAP net income per share, diluted	$0.13	$0.07	$0.41	$0.06
Weighted-average shares used in computing non-GAAP net income per share, basic	149,917,275	149,179,826	149,076,960	152,867,160
Weighted-average shares used in computing non-GAAP net income per share, diluted (3)	151,996,844	150,633,523	151,308,077	156,429,499
(3)         For periods presented with a net loss or non-GAAP net loss, potentially dilutive securities were excluded from the computation of net loss per share, diluted, and non-GAAP net loss per share, diluted, because the impact of including them would have been anti-dilutive.

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$1,642	$(25,271)	$6,136	$(75,424)
Adjusted to exclude the following:
Interest income	(3,784)	(4,732)	(11,022)	(15,655)
Interest expense	350	(504)	485	(424)
Income tax provision	1,107	863	3,177	2,692
Depreciation and amortization	6,139	6,340	19,285	19,515
Stock-based compensation expense	18,294	23,402	53,681	70,424
Other expense, net	523	185	498	11,077
Restructuring charges	—	11,275	1,578	11,275
Adjusted EBITDA	$24,271	$11,558	$73,818	$23,480
Net income (loss) margin (4)	1%	(13)%	1%	(13)%
Adjusted EBITDA margin (5)	12%	6%	12%	4%
(4)        We calculate net income (loss) margin as net income (loss) divided by revenue for the same period.
(5)        We calculate adjusted EBITDA margin as adjusted EBITDA divided by revenue for the same period.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$15,731	$(6,100)	$72,144	$43,461
Less: purchases of property and equipment	(620)	(562)	(5,281)	(1,116)
Less: capitalized software costs	(3,025)	(3,536)	(8,676)	(10,247)
Free cash flow	$12,086	$(10,198)	$58,187	$32,098

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Glenn Lehrman
Vice President, Corporate Communications
press@udemy.com